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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 20, 2004

Commission File Number 1-13123

METALS USA, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0533626 (I.R.S. Employer Identification Number)
One Riverway, Suite 1100 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant's telephone number, including area code: (713) 965-0990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

METALS USA, INC.
FORM 8-K

ITEM 8.01. OTHER EVENTS

Text of Press Release Dated October 20,2004—

METALS USA REPORTS THIRD QUARTER PROFITS—
NET SALES INCREASE 68%

        October 20, 2004—HOUSTON, TEXAS—Metals USA, Inc. (NASDAQ: MUSA), a leader in the metals processing and distribution industry, today announced results for the three and nine months ended September 30, 2004. Net income in the third quarter of 2004 was $31.8 million, or $1.53 per share, compared to $2.8 million, or $0.14 per share for the third quarter of 2003. The primary driving force behind the record sales achieved during the third quarter this year was an increase in average sales prices of 61% for the combined results of the Flat Rolled and the Plates and Shapes Divisions, when compared to the same period last year.

        Net sales for the third quarter of 2004 were $412.6 million, compared to sales of $245.1 million reported for the third quarter of 2003. Operating income for the third quarter of 2004 was $52.6 million, compared to operating income of $5.9 million reported in the third quarter of 2003.

        Sales for the nine months ended September 30, 2004, surpassed $1.1 billion, compared to sales of $713.7 million reported for the nine months ended September 30, 2003. Net income for the nine months of 2004 was $84.0 million, or $4.06 per share, compared to $4.9 million, or $0.24 per share for the nine months of 2003.

        C. Lourenço Gonçalves, President and CEO stated: "As in previous quarters, Metals USA was able to produce substantial profits during the quarter by means of good inventory management, as well as good buying and selling practices." Mr. Gonçalves continued: "Despite the usual negative impact of a reduced number of shipping days in November and December, we expect the fourth quarter to be another good one for Metals USA. Additionally, fourth quarter results should also be positively affected by a stronger-than-usual order book for Building Products in the Southeast, due to the aftermath of the severe hurricane season this year."

        Metals USA has scheduled a conference call for Wednesday October 20, 2004 at 11:00 a.m. eastern standard time. A replay of the call will be available approximately two hours after the live broadcast ends and will be available until November 20, 2004. To access the replay, dial (888) 203-1112 and enter the pass code 960519.

        Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets. For more information, visit the company's website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company's Form 10-K and 10-Qs which are on file with the Securities and Exchange Commission for more complete information. Additionally, copies of the Company's filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company's website at www.metalsusa.com.

        This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company's periodic filings with the Securities and Exchange Commission.

—Tables to follow—

Metals USA, Inc.
Unaudited Consolidated Statements of Operations
(In millions, except per share amounts and shipments)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003
Revenues:
Net sales	$412.6	$245.1	$383.6	$1,115.4	$713.7
Cost of sales	295.1	184.8	264.3	784.7	542.0

Gross profit	117.5	60.3	119.3	330.7	171.7
Operating cost and expenses:
Operating and delivery	36.6	32.6	36.1	109.7	93.8
Selling, general and administrative	27.8	21.6	26.3	79.0	65.2
Depreciation and amortization	0.5	0.2	0.4	1.2	0.3

Operating income	52.6	5.9	56.5	140.8	12.4
Other (income) expense:
Interest expense	2.1	1.1	2.0	5.8	4.4
Other (income) expense, net	(1.2)	0.1	—	(1.6)	(0.2)

Income before income taxes and discontinued operations	51.7	4.7	54.5	136.6	8.2
Provision for income taxes	19.9	1.9	20.8	52.6	3.2

Income before discontinued operations	31.8	2.8	33.7	84.0	5.0
Discontinued operations, net of taxes	—	—	—	—	(0.1)

Net income	$31.8	$2.8	$33.7	$84.0	$4.9

Net income (loss) per share—basic:
Before discontinued operations	$1.57	$0.14	$1.67	$4.16	$0.25
Discontinued operations	—	—	—	—	(0.01)

Total	$1.57	$0.14	$1.67	$4.16	$0.24

Net income (loss) per share—diluted:
Before discontinued operations	$1.53	$0.14	$1.63	$4.06	$0.25
Discontinued operations	—	—	—	—	(0.01)

Total	$1.53	$0.14	$1.63	$4.06	$0.24

Number of common shares used in the per share calculations:
Basic	20.2	20.2	20.2	20.2	20.2

Diluted	20.8	20.4	20.7	20.7	20.3

Non GAAP Financial and other information:
Shipments (in thousands of tons)	367	324	392	1,167	951

Reconciliation of EBITDA:
Operating income	$52.6	$5.9	$56.5	$140.8	$12.4
Depreciation and amortization expense	0.5	0.2	0.4	1.2	0.3

EBITDA	$53.1	$6.1	$56.9	$142.0	$12.7

We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

20 Metals USA, Inc.
Unaudited Consolidated Condensed Balance Sheets
(In millions)

	September 30, 2004	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash	$12.9	$13.9	$11.4
Accounts receivable, net of allowance of $9.3, $8.2 and $6.9 respectively	199.7	184.9	125.0
Inventories	377.5	299.0	240.0
Prepaid expenses and other	6.6	5.9	8.4

Total current assets	596.7	503.7	384.8
Property and equipment, net	33.1	30.1	17.6
Other assets, net	3.9	5.0	4.8

Total assets	$633.7	$538.8	$407.2

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$75.3	$57.8	$48.9
Accrued liabilities	37.8	38.1	31.0
Income taxes payable	14.2	15.7	1.0
Current portion of long-term debt	3.7	3.7	0.5

Total current liabilities	131.0	115.3	81.4
Long-term debt, less current portion	207.6	161.6	118.2
Other long-term liabilities	7.2	7.0	7.0

Total liabilities	345.8	283.9	206.6

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.1 par value, 5,000,000 shares authorized; none issued	—	—	—
Common stock, $.01 par value, 200,000,000 shares authorized; 20,197,112 issued and outstanding at September 30, 2004; 20,173,910 shares issued and outstanding at June 30, 2004 and 20,154,710 shares issued and outstanding at December 31, 2003	0.2	0.2	0.2
Additional paid-in capital	199.5	198.3	196.2
Retained earnings	88.2	56.4	4.2

Total stockholders' equity	287.9	254.9	200.6

Total liabilities and stockholders' equity	$633.7	$538.8	$407.2

Metals USA, Inc.
Unaudited Consolidated Condensed Statements of Cash Flows
(In millions)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$84.0	$4.9
Adjustments to reconcile net income to net cash provided by operating activities:
Net income from discontinued operations	—	0.1
Provision for bad debts	3.5	2.1
Depreciation and amortization	1.2	0.3
Changes in operating assets and liabilities:
Accounts receivable	(78.2)	(17.3)
Inventories	(137.5)	26.5
Prepaid expenses and other	2.7	15.2
Accounts payable and accrued liabilities	33.4	18.5
Income taxes payable	13.2	0.4
Other operating	3.3	2.6

Net cash provided by (used in) continuing operating activities	(74.4)	53.3
Net cash provided by (used in) discontinued operating activities	—	(0.3)

Net cash provided by (used in) operations	(74.4)	53.0

Cash flows from investing activities:
Sale of assets	0.5	5.5
Purchase of assets	(13.6)	(8.8)

Net cash provided by (used in) investing activities	(13.1)	(3.3)

Cash flows from financing activities:
Net borrowings (repayments) on credit facilities	89.3	(43.1)
Borrowings of long-term debt	0.6	—
Repayments of long-term debt	(0.5)	(2.5)
Deferred financing costs	(0.8)	—
Issuance of common stock	0.4	—

Net cash provided by (used in) financing activities	89.0	(45.6)

Net increase (decrease) in cash	1.5	4.1
Cash, beginning of period	11.4	6.3

Cash, end of period	$12.9	$10.4

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.

METALS USA, INC.
Date: October 20, 2004	By:	/s/ TERRY L. FREEMAN Terry L. Freeman Senior Vice President and Chief Financial Officer

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  ITEM 8.01. OTHER EVENTS
SIGNATURES